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EXHIBIT 10.1

                                 PROMISSORY NOTE
                                 ---------------

$500,000                                                         August 27, 2003
Chicago, Illinois

         FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Richard P. Kiphart ("Payee") at 222 West Adams Street, Chicago, IL 60606 or such other address as Payee may designate, the sum of Four Hundred Ninety-Seven Thousand Five Hundred Dollars ($497,500) in principal amount, plus Two Thousand Five Hundred Dollars ($2,500) interest, payable on demand but in all events not later than September 5, 2003. Maker hereby agrees that, at the option of Payee, the principal and interest amount hereunder may be applied in payment of the exercise price payable to exercise that certain Warrant to Purchase Maker Common Stock dated April 16, 2002 (the "Warrant Exercise")(provided that Maker has agreed to reduce such exercise price to $0.50 per Warrant Share).

         Maker hereby represents and warrants to Payee that Maker has full corporate power and authority to execute, deliver and perform this Note. Maker hereby covenants to use best efforts to consummate the Warrant Exercise, including, without limitation, cooperating promptly and in good faith to finalize all transaction documents in connection therewith.

         Any failure of Payee to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or any other right at any other time. No waiver by Payee of any default shall be effective unless made in writing nor operate as a waiver of any other future default. All rights and remedies of Payee, whether provided for herein, in any other written document or conferred by law, are cumulative and concurrent and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Payee of any or all other rights, powers or remedies.

         Any and all amounts of principal and interest hereunder if not paid when due shall accrue interest at the rate of 18% per annum or the maximum amount permitted under applicable law, whichever is lower.

         Maker agrees to pay reasonable attorney's fees, costs and expenses incurred by Payee in the collection and enforcement of this Note. Such amounts shall be payable immediately upon incurrence thereof by Payee.

         This Note shall be governed by and construed under the laws of the State of Illinois, without regard to its conflict of laws rules. Exclusive jurisdiction for all disputes relating to this Note shall rest in federal and state courts sitting in Cook County, Illinois. Maker hereby waives any right to a jury trial in any action arising hereunder.



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         Maker hereby irrevocably authorizes any attorney of any court of record to appear for Maker in such court at any time after any amount under this Note becomes due, whether by acceleration or otherwise, and confess a judgment without process in favor of Payee or any other holder of this Note for the amount then due hereon, together with costs of collection, expenses and reasonable attorney's fees, and to release and waive all errors that may intervene and consent to immediate execution upon such judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.

         If any part of this Note shall be adjudicated invalid or unenforceable, then such partial invalidity or unenforceability shall not cause the remainder of this Note to become invalid or unenforceable, and if any provision hereof is held invalid or unenforceable in one or more of its applications, Maker agrees that said provision shall remain in effect in all valid and enforceable applications.

         IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

SSP SOLUTIONS, INC.,
a Delaware corporation

By: /s/ THOMAS E. SCHIFF                      Attest: /s/  POLLY HOSKINS
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Name: Thomas E. Schiff                        Name: Polly Hoskins
Title: Chief Financial Officer                Title: Exec. Assistant